QuickLinks

EXHIBIT 10.1

    EXHIBIT 10.1. Stock Exchange Agreement dated January 1, 2000, between Calendar Capital, Inc. and Entrenaut, Inc.

STOCK EXCHANGE AGREEMENT

    THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into on the dates set forth below, to be effective as of January 1, 2000, by and between CALENDAR CAPITAL, INC., a Minnesota corporation ("CC"), and ENTRENAUT, INC., a Minnesota corporation ("Entrenaut").

    The persons listed in the shareholder list provided by Entrenaut to CC (the "Entrenaut Shareholder List") are all of the shareholders of Entrenaut. Such persons are referred to herein as the "Acquired Company's Shareholders." Entrenaut is sometimes referred to herein as the "Acquired Company" because the transactions described below will result in the acquisition of all of the issued and outstanding stock of Entrenaut by CC. CC, the Acquired Company, and the Acquired Company's Shareholders are referred to collectively herein as the "Parties" and sometimes individually as a "Party."

    The Acquired Company's Shareholders may agree to be bound by the terms of this Agreement that are applicable to them by (i) signing a signature page or (ii) signing any other document or agreement that indicates an intention on the part of the signer to be bound by the terms of this Agreement and to approve the transactions provided for in this Agreement. Any Acquired Company's Shareholder may also indicate his, her or its intention to be bound by this Agreement by taking the actions of an Acquired Company's Shareholder as provided for herein, even if the Acquired Company Shareholder does not sign a signature page or undertaking to be bound by this Agreement.

RECITALS

    A.  On December 8, 1999, CC and Entrenaut signed a letter of intent (the "Letter of Intent").

    B.  The Letter of Intent provides for CC (and its shareholders, as required) following the Closing (defined below) (a) to change the corporate name of CC to Entrenaut, Inc., a Minnesota corporation, (b) to elect a new board of directors selected by Entrenaut, (c) to acquire all of the issued and outstanding stock of Entrenaut in exchange for a number of shares of newly issued and restricted Series C Preferred Convertible Stock (the "Acquisition Stock") of CC that will be issued to the Acquired Company's Shareholders, at the rate of two (2) shares of acquisition stock for each one (1) share of Entrenaut Common stock, (d) to obtain and to accept the resignation of all existing CC officers and directors effective as of the Closing Date (defined below) (e) to complete any and all delinquent regulatory filings for CC (if any), and (f) to provide all requested due diligence materials to Entrenaut, including a representation stating that there is no outstanding or pending litigation against CC, that all regulatory filings have been made as required by applicable law, that CC is in good standing in various states and other matters reasonably required by the Acquired Company. The Acquisition Stock will be issued in exchange for all of the issued and outstanding stock of the Acquired Company (the "Acquired Company's Stock"). After such exchange, the Acquired Company will be a wholly owned subsidiary of CC.

    C.  The Letter of Intent provides for the Acquired Company's Shareholders to transfer to CC, in exchange for the Acquisition Stock, all of the Acquired Company's Stock.

    D.  The Parties wish to enter into this Agreement to definitively provide for several of the transactions that are contemplated in the Letter of Intent. When executed and delivered by the Parties as provided below, this Agreement will supersede and replace the Letter of Intent so far as the transactions provided for in this Agreement are concerned. Other provisions of the Letter of Intent, if any, that are not otherwise provided for in this Agreement, will survive execution of this Agreement by the Parties unless superseded by any other agreements of the Parties.

AGREEMENT

    THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

ARTICLE I
SHARE EXCHANGES

    1.1  STOCK EXCHANGES.  CC hereby agrees to sell, convey, assign and transfer the Acquisition Stock to the Acquired Company's Shareholders in exchange for their sale, conveyance, assignment and transfer to CC of the Acquired Company's Stock. The Acquired Company's Shareholders and the Acquired Company hereby agree, jointly and severally, to sell, convey, assign and transfer, and/or to cause transfer to be made of, the Acquired Company's Stock to CC in exchange for sale, conveyance, assignment and transfer to the Acquired Company's Shareholders of the Acquisition Stock. Unless the Acquired Company's Shareholders otherwise direct, the Acquisition Stock will be transferred to them in the same proportions as the Acquired Company's Shareholders currently own the Acquired Company's Stock, as shown in the ENTRENAUT Shareholder List.

    1.2  CLOSING.  Consummation of the transactions described in this Agreement (the "Closing") will occur at 9:00 a.m. on or before March 31, 2000 (the "Closing Date") at the offices of Messerli & Kramer P.A. in Minneapolis, Minnesota or at such other location as is mutually agreeable to the Parties.

    1.3  RESTRICTIONS ON TRANSFERABILITY OF THE ACQUISITION STOCK.  At the Closing, CC will convey to the Acquired Company's Shareholders good, valid and marketable title to the Acquisition Stock, free and clear of any and all encumbrances, claims, liens, security interests, pledges or mortgages of any kind. The Acquisition Stock will be newly issued stock. The Parties hereby agree that the Acquisition Stock, once acquired by the Acquired Company's Shareholders, will be subject to the restrictions of SEC Rule 144. Unless and until the Acquisition Stock is registered under the Securities Act of 1933 or the Securities Exchange Act of 1934, or until restrictions under Rule 144 lapse or would have lapsed, if Rule 144 in fact applied to the Acquisition Stock, no Acquired Company's Shareholder will be entitled to transfer all or any share of the Acquisition Stock to any other person or party, unless the Acquired Company's Shareholder first provides CC with an acceptable opinion of counsel that the proposed transfer will not violate any applicable law, rule or regulation or any provision of this Agreement. CC will be entitled to place a restrictive legend on all certificates evidencing ownership of the Acquisition Stock that provides notice of the provisions of this paragraph and other applicable provisions of this Agreement.

    1.4  STOCK CONVEYED BY THE ACQUIRED COMPANY'S SHAREHOLDERS.  At the Closing the Acquired Company's Shareholders will convey to CC good, valid and marketable title to the Acquired Company's Stock, free and clear of any and all encumbrances, claims, liens, security interests, pledges or mortgages of any kind. The Acquired Company's Stock conveyed to CC will constitute all of the issued and outstanding stock of the Acquired Company. Following delivery to CC of the Acquired Company's Stock, the Acquired Company will deliver a new stock certificate to CC that will replace the Acquired Company's Stock certificate delivered to CC as delivered above. The new certificate will be issued in the name of CC.

ARTICLE II
DELIVERIES BY CC AT THE CLOSING

    2.1  DELIVERIES BY CC.  In addition to the other items required to be delivered by CC at the Closing under this Agreement, CC will deliver all of the following items to one or more of the Acquired Company's Shareholders:

      (a) the Acquisition Stock to the Acquired Company's Shareholders, by delivery of certificates evidencing ownership of the Acquisition Stock by the Acquired Company's Shareholders;

      (b) a certified copy of CC's articles of incorporation, amended as necessary to authorize issuance of the Acquisition Stock, together with a certificate of CC's Secretary, confirming that the Acquisition Stock has been duly issued as required in this Agreement;

      (c) a current Certificate of Good Standing of CC, issued by the Secretary of State of the State of Minnesota;

      (d) corporate records of CC consisting of at least the following: certified copies of CC's bylaws, complete minute books and a copy of CC's stock transfer ledger;

      (e) an unaudited balance sheet of CC dated as of September 30, 1999, prepared by CC's accountants in accordance with generally accepted accounting principles consistently applied, certified as accurate and as having been prepared in accordance with generally accepted accounting principles consistently applied by the person or firm who prepared the balance sheet;

      (f)  a stock transfer ledger of CC, stating the names of all CC shareholders, their addresses, their social security or federal tax ID numbers, the number of shares of CC owned by each shareholder, the date of acquisition of the shares and information about all transfers of shares of CC that have been made since its original incorporation, certified as true, correct, complete and accurate by the Secretary of CC or the person responsible for preparing and maintaining such stock transfer ledger;

      (g) certificates of the Secretary and the Vice President or the President of CC verifying the accuracy and authenticity of all corporate records, other materials, disclosures, exhibits to this Agreement and/or all other documents and information of CC delivered or provided by CC at the Closing, and confirming the accuracy on the Closing Date of all representations and warranties of CC contained herein;

      (h) resignations of all officers and members of the board of directors of CC, effective as of or prior to the Closing Date;

      (i)  certified copies of resolutions of the board of directors of CC authorizing execution and delivery of this Agreement by CC and consummation by CC of all of the transactions that are contemplated herein;

      (j)  a legal opinion of CC's counsel, addressed to the Acquired Company and CC, in form that is mutually agreeable to the Parties and which includes confirmation that CC is current in making all SEC and similar filings required by applicable law, and that CC is not in violation of any state or federal securities laws, and that, to the best of such counsel's knowledge after inquiry of the officers of CC, there is no outstanding or pending litigation against CC;

      (k) copies of all contracts, loan agreements, memoranda and other documents or instruments (in an amount of $5,000 or more) to which CC is a party or by which it is bound or to which it or any of its assets is subject; and

      (l)  copies of all SEC Forms 10-QSB and 10-KSB (and 8K, if any) filed by CC with the SEC, indicating that CC is current in making all required SEC filings, and a copy of the SEC Form 14C filed by CC in connection with the transactions contemplated in this Agreement, together with all correspondence from the SEC relating to such Form 14C and evidence that the Form 14C has been approved by the SEC.

    2.2  OTHER DOCUMENTS AND INSTRUMENTS.  CC will also deliver any and all such other documents and instruments of conveyance, assignment and transfer, and such other items, as may be reasonably requested or necessary in order to vest good and marketable title to the Acquisition Stock in the Acquired Company's Shareholders, on or prior to the date of the Closing. All instruments and other documents or instruments exchanged by the Parties will be in form as needed to effectuate the transactions contemplated by this Agreement or to evidence the same, and will include any third party consents to the transactions contemplated herein that may be required by the provisions of any contracts, agreements or obligations to which CC is a party or pursuant to which a change in the stock ownership of CC is deemed to constitute an assignment or transfer requiring such consent or approval. These additional conveyances and transfers will be made by CC with a view toward placing the Acquired Company's Shareholders, on or prior to the date of the Closing in actual possession and full and complete ownership of the Acquisition Stock as provided herein.

ARTICLE III
DELIVERIES BY THE ACQUIRED COMPANY AND
THE ACQUIRED COMPANY'S SHAREHOLDERS
AT THE CLOSING

    3.1  DELIVERIES BY THE ACQUIRED COMPANY'S SHAREHOLDERS.  In addition to all other items required to be delivered by the Acquired Company and the Acquired Company's Shareholders at the Closing under this Agreement, at the Closing (or after, if indicated below) the Acquired Company and the Acquired Company's Shareholders will deliver all of the following items to CC:

      (a) all of the Acquired Company's Stock, by delivery to CC of one or more share certificates evidencing ownership of all of the Acquired Company's Stock, with each certificated endorsed in blank by the Acquired Company's Shareholder who owns such certificate;

      (b) certified copies of the Acquired Company's articles of incorporation, together with certificates of the Acquired Company's confirming that the Acquired Company's Stock has been duly transferred on the books and records, and in the stock transfer ledgers of the Acquired Company, as required in this Agreement;

      (c) a current Certificate of Good Standing of the Acquired Company, issued by the Secretary of State of the State of Minnesota;

      (d) corporate records of the Acquired Company's Shareholders consisting of at least the following: certified copies of the Acquired Company's Shareholders' bylaws, complete minute books and a copy of the Acquired Company's Shareholders' stock transfer ledger;

      (e) an audited balance sheet of Entrenaut dated as of December 31, 1999, prepared by Entrenaut's accountants in accordance with generally accepted accounting principles consistently applied, certified as accurate and as having been prepared in accordance with generally accepted accounting principles consistently applied by the person or firm who prepared the balance sheet;

      (f)  a stock transfer ledger of Entrenaut, stating the names of all Entrenaut shareholders, their addresses, their social security or federal tax ID numbers, the number of shares of Entrenaut owned by each shareholder, the date of acquisition of the shares and information about all transfers of shares of Entrenaut that have been made since its original incorporation, certified as true, correct, complete and accurate by the Secretary of Entrenaut or the person responsible for preparing and maintaining such stock transfer ledger;

      (g) a correct statement of the number of issued and outstanding shares of stock of Entrenaut as of the Closing date;

      (h) copies of resumes of all of the persons who will serve as directors and officers of CC after the Closing;

      (i)  certificates of the Secretary and the Vice President or the President of the Acquired Company verifying the accuracy and authenticity of all corporate records, other materials, disclosures or documents pertaining to the Acquired Company delivered or provided by the Acquired Company's Shareholders at the Closing, and confirming the accuracy on the Closing Date of all representations and warranties of the Acquired Company's Shareholders and the Acquired Company as contained herein;

      (j)  certified copies of resolutions of the board of directors of the Acquired Company authorizing execution and delivery of this Agreement by the Acquired Company and consummation by the Acquired Company of all of the transactions that are contemplated herein;

      (k) evidence reasonably satisfactory to CC that, as of or prior to the Closing Date, Entrenaut and Paul D. Crawford own all of the issued and outstanding stock of Chefinabox, Inc., OfficeCause.com, Inc., and Istoleit.com, Inc., Minnesota corporations;

      (l)  a legal opinion of Entrenaut's counsel, addressed to CC, in form that is mutually agreeable to the Parties and which includes confirmation that Entrenaut is not in violation of any state or federal securities laws, and that, to the best of such counsel's knowledge after inquiry of the officers of Entrenaut, there is no outstanding or pending litigation against Entrenaut; and

      (m) copies of all contracts of $5,000 (U.S.) or more, loan agreements, memoranda and other documents or instruments to which the Acquired Company is a party or by which it is bound or to which it or any of its assets is subject.

    3.2  OTHER DOCUMENTS AND INSTRUMENTS.  The Acquired Company and the Acquired Company's Shareholders will also deliver to CC any and all such other documents and instruments of conveyance, assignment and transfer, and such other items, as may be reasonably requested or necessary in order to vest good and marketable title to the Acquired Company's Stock in CC on or prior to the date of the Closing. All instruments and other documents or instruments exchanged by the Parties will be in form as needed to effectuate the transactions contemplated by this Agreement or to evidence the same, and will include any third party consents to the transactions contemplated herein that may be required by the provisions of any contracts, agreements or obligations to which the Acquired Company is a party or pursuant to which a change in the stock ownership of the Acquired Company is deemed to constitute an assignment or transfer requiring such consent or approval. These additional conveyances and transfers will be made by the Acquired Company with a view toward placing CC on, or prior to, the date of the Closing in actual possession and ownership of all of the Acquired Company's Stock as provided herein.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CC

    4.1  REPRESENTATIONS AND WARRANTIES OF CC.  CC hereby represents and warrants to, and covenants with, Entrenaut and the Acquired Company's Shareholders that the representations and warranties provided below are true, correct, accurate and complete in any and all respects as of the effective date of this Agreement, and that the same will be true, correct, accurate and complete on and as of the date of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout the following), except as may be set forth in the Disclosure Schedule attached hereto (the "CC Disclosure Schedule"). The CC Disclosure Schedule will be arranged in paragraphs and subparagraphs that correspond to the designation of subparagraphs below.

    4.2  ORGANIZATION OF CC.  CC is a corporation that is duly organized, validly existing, and in good standing in all material respects under the laws of the State of Minnesota.

    4.3  AUTHORIZATION OF TRANSACTION.  CC has full actual and legal corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.

    4.4  ENFORCEABLE OBLIGATION.  This Agreement constitutes the valid and legally binding obligation of CC, enforceable against CC in accordance with this Agreement's terms.

    4.5  NONCONTRAVENTION.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by CC will (i) to CC's knowledge, violate any statute, law, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or state or federal court to which CC or the Acquisition Stock are subject or any provision of the articles of incorporation or bylaws or similar governing rules or documents of CC, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation of any state or federal court or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage or instrument of indebtedness or under any other arrangement to which CC is a party or by which it or the Acquisition Stock are bound or to which it or any of the Acquisition Stock is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any of the Acquisition Stock. To its knowledge, CC does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any state or federal government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except those that will be obtained or made prior to Closing or those which would fail to have a material adverse effect on the ability of CC to consummate the transactions contemplated by this Agreement.

    4.6  THE ACQUISITION STOCK.  As of the date of Closing, the Acquisition Stock will constitute, on an as-converted basis, in the aggregate, not less than 90% of all of the issued and outstanding common stock of CC after the Closing, with the rights, privileges and preferences that are described in CC's articles of incorporation. As of the date of Closing the Acquisition Stock will have been duly and validly issued and is and will be nonassessable. The Acquisition Stock will be restricted stock, consistent with the provisions of this Agreement. Title to the Acquisition Stock will be in the name of the Acquired Company's Shareholders in the official records of CC and in the records of CC's stock transfer agent, if any.

    4.7  LITIGATION.  CC is not subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge nor is it a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transactions contemplated in this Agreement. CC has no actual reason to believe that any charge, complaint, action, suit, proceeding, hearing, or investigation will or may be brought or threatened against CC in connection with the transactions contemplated in this Agreement.

    4.8  SEC AND BLUE SKY COMPLIANCE.  CC is in compliance with all requirements of all federal and state securities laws applicable to CC.

    4.9  MATERIAL INFORMATION.  As of the Closing, no representation or warranty by CC, nor any statement or certificate furnished or to be furnished to the Acquired Company's Shareholders pursuant hereto or in connection with the transactions contemplated hereby, nor any filing made by CC with the SEC or any state securities regulatory entity or authority contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the representation, warranty, statement or certificate not misleading. At or prior to the Closing CC will deliver to the Acquired Company's Shareholders a Disclosure Document (the "CC Disclosure Document") in the form of a CC Proxy Statement that provides the Acquired Company's Shareholders with all material information concerning CC and the Acquisition Stock, as required by the Securities and Exchange Commission, and CC and the Acquired Company's Shareholders will take all actions and steps that are necessary to cause the Acquired Company's Shareholders' acquisition of the Acquisition Stock to be qualified under applicable rules and regulations of the Securities and Exchange Commission as a private placement of securities and to be similarly qualified under applicable provisions of state laws. The Parties will cooperate with each other in signing documents and forms to be filed with federal and state regulatory agencies to accomplish the results contemplated in this paragraph.

    4.10  DOCUMENTATION.  Prior to the Closing CC will deliver to the Acquired Company's Shareholders, materially correct, accurate and complete copies of all of the contracts in an amount of $5,000 or more, and agreements and documents that comprise or relate to CC or the Acquisition Stock in any way. As to each such contract, agreement, or document (collectively, each "Contract"):

      (a) the Contract is the legal, valid, binding, and enforceable obligation of the parties thereto as of the Closing Date, and is in full force and effect as of the Closing Date;

      (b) to the extent permitted by applicable law, after the Closing, each Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

      (c) no party to the Contract is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of the Contract;

      (d) no party to the Contract has repudiated, breached or anticipatorily breached any provision thereof, nor is there any reason to think that any such is likely to occur or may occur in the future;

      (e) there are no disputes, oral agreements, or forbearance programs in effect as to the Contract; and

      (f)  CC has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Contract.

    4.11  LEGAL COMPLIANCE.

      (a) CC has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of CC alleging any failure to comply with any such law or regulation.

      (b) CC has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

    4.12  RECEIPT OF DISCLOSURE SCHEDULE.  Prior to Closing, CC received and reviewed a copy of the Acquired Company's Disclosure Schedule described in Section 5.9 below, had discussions with representatives of the Acquired Company and the Acquired Company's Shareholders, and received from such representatives all such additional documents and information as CC requested.

    4.13  RESTRICTED STOCK.  CC understands that the Acquired Company's Stock will not be registered with the Securities and Exchange Commission, and that transferability of the Acquired Company's Stock will be subject to the provisions and restrictions of state and federal securities laws.

    4.14  REGISTRATION REPRESENTATIONS.  CC is the sole party in interest agreeing to purchase the Acquired Company's Stock by entering into this Agreement. CC is acquiring the Acquired Company's Stock for investment purposes only and not with a view to the resale or other distribution thereof, in whole or in part. As stated in the previous paragraph, CC is aware that as of the date of Closing the Acquired Company's Stock has not been and will not be registered under the 1933 Act.

    4.15  THIRD PARTY CONSENTS.  All third parties whose consent to the transactions contemplated in this Agreement are listed in the Disclosure Schedule. The Disclosure Schedule also indicates the contract, agreement, permit or other relationship to the third party that gives rise to the need for the third party's consent.

    4.16  DUE DILIGENCE PERIOD.  During the time period from the effective date of this Agreement until the Closing date (the "Due Diligence Period"), CC will be entitled to investigate the Acquired Company, review its files, visit the Acquired Company's business premises and to talk with officers and employees of the Acquired Company and to meet with any and all other third parties, public and private, and to perform such other due diligence reviews and investigations pertaining to the transactions contemplated in this Agreement as CC determines is necessary or proper.

    4.17  FINANCIAL STATEMENTS.  CC has provided to Entrenaut balance sheets and income statements of CC (the "CC Financial Statements"). The CC Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and are true and accurate. The CC Financial Statements provided in connection with transactions contemplated in this Agreement are true, correct and accurate in all respects. Since the date of the CC Financial Statements, there has been no change in the financial condition of CC. CC has no liabilities (including without limitation tax liabilities), commitments or obligations, contingent or otherwise, that are not shown on the CC Financial Statements.

    4.18  CAPITALIZATION.  All information relating to the authorized and outstanding shares of stock of CC that has been provided by CC in connection with transactions contemplated in this Agreement is true, correct and accurate in all respects.

    4.19  PENDING OR THREATENED LITIGATION.  There is no pending or, to the best of CC's knowledge, threatened litigation against CC by any party or person.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF
THE ACQUIRED COMPANY

    The Acquired Company represents and warrants to, and covenants with, CC, that the representations and warranties provided below are true, correct, accurate and complete in all respects as of the effective date of this Agreement, and that the same will be true, correct, accurate and complete on and as of the date of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout the following), except as may be set forth in the Disclosure Schedule attached hereto (the "Acquired Company's Disclosure Schedule"). The Acquired Company's Disclosure Schedule will be arranged in paragraphs and subparagraphs that correspond to the designation of subparagraphs below.

    5.1  ORGANIZATION OF THE ACQUIRED COMPANY.  The Acquired Company is a corporation that is duly organized, validly existing, and in good standing in all material respects under the laws of the State of Minnesota. The description of the Acquired Company's Stock that is contained in the Entrenaut Shareholder List is a true, correct, complete and accurate description. The Acquired Company's Shareholders own 100% of all of the issued and outstanding stock of the Acquired Company's Stock. A true, accurate and complete statement as to outstanding Warrants and options to acquire the Acquired Company's Stock will be provided.

    5.2  AUTHORIZATION OF TRANSACTION.  The Acquired Company has full actual and legal corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.

    5.3  ENFORCEABLE OBLIGATION.  This Agreement constitutes the valid and legally binding obligation of the Acquired Company, enforceable against it in accordance with this Agreement's terms.

    5.4  NONCONTRAVENTION.  Neither the execution and delivery of this Agreement by the Acquired Company, nor the consummation by any of them of the transactions contemplated hereby, will (i) to Entrenaut's knowledge, violate any statute, law, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Acquired Company or the Acquired Company's Shareholders or the Acquired Company's Stock are subject, or any provision of the articles of incorporation or bylaws or similar governing rules or documents of the Acquired Company, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage or instrument of indebtedness or under any other arrangement to which the Acquired Company or the Acquired Company's Shareholders is a party or by which any of them is bound or to which any of them is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any assets of the Acquired Company or the Acquired Company's Stock. No Acquired Company or Acquired Company Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

    5.5  DOCUMENTATION.  Prior to the Closing, the Acquired Company will deliver to CC true, correct, accurate and complete copies of all of the contracts, agreements and documents that comprise or relate to the Acquired Company or the Acquired Company's Stock in any way. As to each such contract, agreement, or document (collectively, each "Contract"):

      (a) the Contract is the legal, valid, binding, and enforceable obligation of the parties thereto as of the Closing Date, and is in full force and effect as of the Closing Date;

      (b) to the extent permitted by applicable law, after the Closing, each Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

      (c) no party to the Contract is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of the Contract;

      (d) no party to the Contract has repudiated, breached or anticipatorily breached any provision thereof, nor is there any reason to think that any such is likely to occur or may occur in the future;

      (e) there are no disputes, oral agreements, or forbearance programs in effect as to the Contract; and

      (f)  the Acquired Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Contract.

    5.6  LITIGATION.  The Acquired Company is not subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge, nor is the Acquired Company a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transactions contemplated in this Agreement. The Acquired Company has no reason to believe that any charge, complaint, action, suit, proceeding, hearing, or investigation will or may be brought or threatened against the Acquired Company in connection with any of the transactions contemplated in this Agreement.

    5.7  LEGAL COMPLIANCE.

      (a) The Acquired Company has complied with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Acquired Company alleging any failure to comply with any such law or regulation.

      (b) The Acquired Company has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

    5.8  MATERIAL INFORMATION.  As of the Closing, no representation or warranty made by the Acquired Company, nor any statement or certificate furnished or to be furnished to any person or Party pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the representation, warranty, statement or certificate not misleading. At or prior to the Closing the Acquired Company will deliver to CC a Disclosure Document (the "Acquired Company's Disclosure Document") that provides CC with all material information concerning the Acquired Company. The Parties will cooperate with each other in signing documents and forms to be filed with federal and state regulatory agencies to accomplish the results contemplated in this paragraph.

    5.9  RECEIPT OF DISCLOSURE SCHEDULE.  Prior to making the decision to acquire the Acquisition Stock as provided herein, the Acquired Company and the Acquired Company's Shareholders received and reviewed a copy of the Disclosure Schedule described in Section 4.9, had discussions with representatives of CC and received from such representatives such additional documents and information as the Acquired Company's Shareholder requested.

    Each of the Acquired Company's Shareholders acknowledges that he or she is sophisticated and experienced in matters relating to CC and its planned business activities as described in the Disclosure Schedule.

    5.10  RESTRICTED STOCK.  Each of the Acquired Company's Shareholders understands that the Acquisition Stock will be restricted stock, not registered with the Securities and Exchange Commission. Unless and until the Acquisition Stock is registered under the Securities Exchange Act of 1934, no Acquired Company's Shareholder will be entitled to transfer all or any share of the Acquisition Stock unless the Acquired Company's Shareholder first provides CC with an acceptable opinion of counsel that the proposed transfer will not violate any applicable law, rule or regulation or any provision of this Agreement. CC will be entitled to place a restrictive legend on all certificates evidencing ownership of the Acquisition Stock that provides notice of the provisions of this paragraph and other applicable provisions of this Agreement. Unless otherwise provided in this Agreement, each of the Acquired Company's Shareholders will be prohibited from trading the Acquisition Stock for a period of two years after the date of the Closing.

    5.11  REGISTRATION REPRESENTATIONS.  Each of the Acquired Company's Shareholders is the sole party in interest agreeing to purchase the Acquisition Stock by entering into this Agreement. The Acquired Company's Shareholders are acquiring the Acquisition Stock for the Acquired Company's Shareholders' own account, for investment purposes only and not with a view to the resale or other distribution thereof, in whole or in part. As stated above, the Acquired Company's Shareholders is aware that as of the date of Closing the Acquisition Stock has not been and will not be registered under the 1933 Act and that CC provides no assurance that the Acquisition Stock will ever be registered under such act. Each of the Acquired Company's Shareholders is willing and able and agrees to bear the economic risk of investment in the Acquisition Stock for an indefinite period of time, and each is capable of bearing that risk. Each of the Acquired Company's Shareholders is knowledgeable with respect to the financial, tax and business aspects of ownership of the Acquisition Stock and of the business operations conducted by CC, or the Acquired Company has been represented by a person with such knowledge and expertise in connection with acquisition of the Acquisition Stock.

    5.12  THIRD PARTY CONSENTS.  All third parties, if any, whose consent to the transactions contemplated in this Agreement are listed in the Disclosure Schedule. The Disclosure Schedule also indicates the contract, agreement, permit or other relationship to the third party that gives rise to the need for the third party's consent.

    5.13  DUE DILIGENCE PERIOD.  During the time period from the effective date of this Agreement until the Closing date (the "Due Diligence Period"), the Acquired Company's Shareholders will be entitled to investigate CC, review its files, to visit CC's business premises and to talk with officers and employees of CC and to meet with any and all other third parties, public and private, and to perform such other due diligence reviews and investigations pertaining to the transactions contemplated in this Agreement as any Acquired Company's Shareholder determines is necessary or proper. The Acquired Company's Shareholders have received the financial statements of CC dated September 30, 1999.

    5.14  FINANCIAL STATEMENTS.  Entrenaut has provided to CC balance sheets and income statements of Entrenaut (the "Entrenaut Financial Statements"). The Entrenaut Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and are true and accurate. The Entrenaut Financial Statements provided in connection with transactions contemplated in this Agreement are true, correct and accurate in all respects. Since the date of the Entrenaut Financial Statements, there has been no change in the financial condition of Entrenaut. ENTRENAUT has no liabilities, commitments or obligations, contingent or otherwise, that are not shown on the ENTRENAUT Financial Statements.

ARTICLE VI
CONDITIONS PRECEDENT

    6.1  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CC.  The following are conditions precedent to the obligation of CC to sell and convey the Acquisition Stock to the Acquired Company's Shareholders and to receive an assignment of the Acquired Company's Stock at the Closing. Any condition listed below may be waived by CC at or prior to the Closing Date.

      (a) Delivery to CC of all information and materials required to be delivered under any provision of this Agreement;

      (b) Receipt of all necessary third party consents;

      (c) Performance by each Acquired Company Shareholder of all of his or her or its obligations under this Agreement that are required to be performed prior to Closing;

      (d) True and correct representations and warranties by the Acquired Company and the Acquired Company's Shareholders in connection with this Agreement; and

      (e) Discovery of no materially adverse information at or prior to the Closing concerning the Acquired Company.

    6.2  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY'S SHAREHOLDERS.  The following are conditions precedent to the obligations of Acquired Company's Shareholders to sell and transfer the Acquired Company Stock to CC, and to acquire the Acquisition Stock from CC, at the Closing. Any condition listed below may be waived by the Acquired Company's Shareholders at or prior to the Closing.

      (a) Delivery to the Acquired Company's Shareholders of all information and materials required to be delivered by CC under any provision of this Agreement;

      (b) Receipt of all necessary third party consents;

      (c) Performance by CC of all of its obligations under this Agreement that are required to be performed prior to Closing;

      (d) Receipt of evidence of satisfactory completion of the transactions involving the Acquired Company Shareholders as described herein; and

      (e) Discovery of no materially adverse information at or prior to the Closing concerning CC.

    6.3  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The representations and warranties of the Parties contained in this Agreement will survive the Closing and will continue to be the obligations of the Parties for a period of two years after the date of the Closing.

ARTICLE VII
GENERAL PROVISIONS

    7.1  COSTS AND FEES.  If any Party breaches any term of this Agreement, the breaching Party agrees to pay the non-breaching Party all reasonable attorneys' fees, expert witness fees, investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript costs, court costs and other costs and expenses incurred by the non-breaching Party in enforcing this Agreement or preparing for legal or other proceedings, at the trial or appellate level, whether or not such proceedings are instituted. If any legal or other proceedings are instituted, the Party prevailing in any such proceeding will be paid all of the aforementioned costs, expenses and fees by the other Party, and if any judgment is secured by such prevailing Party, all such costs, expenses, and fees will be included in such judgment, attorneys' fees to be set by the court and not by the jury. References in this paragraph to "legal proceedings" refer to litigation as well as arbitration proceedings and any other similar or related proceedings.

    7.2  WAIVER.  No delay by a Party in exercising any right or remedy will constitute a waiver of a Party's rights under this Agreement, and no waiver by any Party of the breach of any covenant of this Agreement by the other will be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

    7.3  INDEMNIFICATION.  Each Party (the "Indemnifying Party") will protect, indemnify and hold harmless the other Party and its directors, officers, employees, agents, affiliates and representatives (each an "Indemnified Party") against any and all costs, expenses, damages (whether such damages are general, special, consequential, limited, direct or indirect or incidental), liabilities or losses, including attorneys' fees, caused by, for or on account of the Indemnifying Party's negligence, gross negligence or willful misconduct or failure to perform its obligations under this Agreement or the negligence, gross negligence or willful misconduct of the Indemnifying Party's directors, officers, employees, agents affiliates or representatives.

      (a) If an Indemnified Party intends to seek indemnification under this paragraph from any Indemnifying Party with respect to any action or claim, the Indemnified Party will give the Indemnifying Party notice of such claim or action upon the receipt of actual knowledge or information by the Indemnified Party of any possible claim or of the commencement of such claim or action, which period will in no event be later than the earlier of (i) fifteen business days prior to the last day of responding to such claim or action or (ii) one half of the period allowed for responding to such claim or action or, if no time period for responding exists, as soon as reasonably possible. The Indemnifying Party will have no liability under this paragraph for any claim or action for which such notice is not provided, unless the failure to give such notice does not prejudice the Indemnifying Party.

      (b) The Indemnifying Party will have the right to assume the defense of any such claim or action, at its sole cost and expense, with counsel designated by the Indemnifying Party and reasonably satisfactory to the Indemnified Party: provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party will have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying party, the Indemnified Party will have the right to select separate counsel, at the Indemnifying Party's expense, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party.

      (c) Should any Indemnified Party be entitled to indemnification under this Section as a result of a claim by a third party, and should the Indemnifying Party fail to assume the defense of such claim or action, the Indemnified Party may, at the expense of the Indemnifying Party, contest or, (with the prior consent of the Indemnifying Party, which consent will not be unreasonably withheld) settle such claim or action. Except to the extent expressly provided herein, no Indemnified Party will settle any claim or action with respect to which it has sought or intends to seek indemnification pursuant to this Section without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

      (d) If an Indemnifying Party is obligated to indemnify and hold any Indemnified Party harmless under this Agreement, the amount owing to the Indemnified Party will be the amount of such Indemnified Party's actual out-of-pocket loss, net of any insurance or other recovery.

      (e) The duty to indemnify under this Agreement will continue in full force and effect for a period of two years with respect to any loss, liability, damage or other expense based on facts or conditions which occurred prior to such termination.

    7.4  NOTICES.  No notice, consent, approval or other communication provided for herein or given in connection herewith will be validly given, made, delivered or served unless it is in writing and delivered personally, sent by overnight courier, or sent by registered or certified United States mail, postage prepaid, with return receipt requested, to the addresses for each Party set forth below. Any Party hereto may from time to time change its address by notice to the other Parties given in the manner provided herein. Notices, consents, approvals, and communications by mail will be deemed delivered upon the earlier of forty-eight (48) hours after deposit in the United States mail in the manner provided above or upon delivery to the respective addresses set forth above if delivered personally or sent by overnight courier. Addresses of the Parties are the following:

To CC:	Calendar Capital, Inc.
65 Main Street N.E., Suite 136
Minneapolis, Minnesota 55414
Telephone: 612-676-1436
To the Acquired Company and the Acquired Company's Shareholders:
Entrenaut, Inc.
43 Main Street SE, Suite 200
Minneapolis, Minnesota 55414
Telephone: 612-362-8411

    7.5  INTERPRETATION AND TIME.  The captions of the paragraphs of this Agreement are for convenience only and will not govern or influence the interpretation hereof. This Agreement is the result of negotiations between the Parties and, accordingly, will not be construed for or against any Party regardless of which Party drafted this Agreement or any portion thereof. Time is of the essence under this Agreement.

    7.6  SUCCESSORS AND ASSIGNS.  All of the provisions hereof will inure to the benefit of and be binding upon the successors and assigns of the Parties.

    7.7  NO PARTNERSHIP.  This Agreement is not intended to, and nothing contained in this Agreement will, create any partnership, joint venture or other similar arrangement between the Parties.

    7.8  FURTHER DOCUMENTS.  Each of the Parties will execute and deliver all such other and additional documents and perform all such acts, in addition to execution and delivery of this Agreement and performance of the Party's obligations hereunder, as are reasonably required from time to time in order to carry out the purposes, matters and transactions that are contemplated in this Agreement.

    7.9  ORATION OF EXHIBITS.  All exhibits attached to this Agreement are by this reference incorporated herein.

    7.10  GOVERNING LAW.  This Agreement will be governed by the laws of the State of Minnesota, without giving effect to the conflict of law provisions or principles of the State of Minnesota.

    7.11  DATE OF PERFORMANCE.  If the date of performance of any obligation or the last day of any time period provided for herein should fall on a Saturday, Sunday or legal holiday, then said obligation will be due and owing, and said time period will expire, on the first day thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein will be timely made if completed no later than 5:00 p.m., Minneapolis, Minnesota time, on the day of performance.

    7.12  COUNTERPARTS.  This Agreement may be executed in any number of counterparts. This Agreement may be signed by original signatures or by fax signatures. Any set of counterparts of this Agreement, whether faxed or originals or both, showing signatures by all Parties, taken together, will constitute a single copy of this Agreement.

    7.13  RESOLUTION OF DISPUTES.  In the event of any dispute between the Parties as to their rights and obligations under this Agreement, including, but not limited to, any question as to whether or not a Party has performed its obligations fully or remedied an alleged breach, and any and all other disputes arising under this Agreement, will be resolved as follows.

      (a) The Parties will submit their dispute to at least four (4) hours of mediation in accordance with the mediation procedures of American Arbitration Association ("AAA").

      (b) In the event the dispute does not then settle within 15 calendar days after the first mediation session, the Parties agree to submit the dispute to binding arbitration in accordance with the arbitration procedures of the AAA except as modified in this Agreement. The arbitration hearing will be conducted no later than 45 calendar days after the first mediation session.

      (c) The arbitrator or arbitrators conducting the arbitration hearing will render the arbitration decision in writing, which writing will explain the reasoning and bases for the decision.

      (d) The Parties agree to share equally the costs of mediation. However, if the dispute is settled through arbitration, the prevailing Party will be entitled to recover all costs incurred, including reasonable attorneys' fees, to enforce its rights hereunder, in addition to any damages recovered, as provided in "Costs and Fees" above.

    7.14  SEVERABILITY.  If any term or provision of this Agreement will, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will not be affected thereby, and each term and provision of this Agreement will be valid and be enforceable to the fullest extent permitted by law.

    7.15  ASSIGNMENT.  No Party will assign this Agreement, nor any interest arising herein, without the written consent of the other Parties.

    7.16  RECITALS.  The recitals set forth above are a part of this Agreement.

    7.17  JURISDICTION AND VENUE.  Venue for and jurisdiction over any legal proceedings available to the Parties hereunder will lie in the appropriate courts of the State of Minnesota, located in Minneapolis, Minnesota.

    IN WITNESS WHEREOF, the Parties hereto have hereunder affixed their signatures on the dates set forth below to be effective as of the date first set forth above.

CALENDAR CAPITAL, INC., a Minnesota corporation,
Date: January 1, 2000	By:	/s/ PAUL D. CRAWFORD Paul D. Crawford, Chief Executive Officer
ENTRENAUT, INC., a Minnesota corporation,
Date: January 1, 2000	By:	/s/ WAYNE ATKINS Wayne Atkins, President

QuickLinks

EXHIBIT 10.1
STOCK EXCHANGE AGREEMENT
RECITALS
AGREEMENT
ARTICLE I SHARE EXCHANGES
ARTICLE II DELIVERIES BY CC AT THE CLOSING
ARTICLE III DELIVERIES BY THE ACQUIRED COMPANY AND THE ACQUIRED COMPANY'S SHAREHOLDERS AT THE CLOSING
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CC

ARTICLE V REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ACQUIRED COMPANY
ARTICLE VI CONDITIONS PRECEDENT
ARTICLE VII GENERAL PROVISIONS